Exhibit 10.1

AMENDMENT TO EARN-IN AGREEMENT DATED EFFECTIVE NOVEMBER 23, 2020, BETWEEN

ALTAIR INTERNATIONAL CORP AND

AMERICAN LITHIUM MINERALS, INC.

SECOND AMENDED DEFINITIVE EARN-IN AGREEMENT

(Stonewall and Kingman Projects)

THIS SECOND AMENDMENT TO THE EARN-IN AGREEMENT (the "Agreement") is made and entered into effective as of August 10, 2022 (the "Effective Date"), by and between American Lithium Minerals, Inc. ("Optionor" or "AMLM"), a Nevada company with an address of 6440 Sky Pointe Dr., Ste 140- 149, Las Vegas, NV 89131 USA and Lithium Now, LLC ("Optionee" or "LN"), a Nevada Limited Liability company which is a subsidiary of Altair International Corporation (ATAO) with an address of 322 North Shore Drive, Building lB, Suite 200, Pittsburgh, PA 15212 USA. AMLM and LN may be referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, the Parties are signatories to that certain Earn-In Agreement dated effective November 23, 2020, as amended, and

WHEREAS, the Parties wish to enter into this 2nd Amendment, so,

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the Parties agree as follows:

AMENDMENT TO AGREEMENT

1.	GRANT OF EXPLORATION, DEVELOPMENT AND EARN IN RIGHTS

1.1  Property. Affiliates of Optionor have validly located the Claims comprising the Projects, kept the claims in good standing with, and have paid all current amounts due to the United States Bureau of Land Management (BLM) and the counties in which the Claims are located through the date hereof. Optionor has paid the initial consideration of $75,000 and the Affiliates will transfer to Optionor by Quitclaim Mining Deed, their respective interests in the Claims so that the Claims are owned of record by Optionor.

1.2  Grant of Earn-In Right. As of the Effective Date, Optionor hereby grants to Optionee the exclusive right, during the Earn-In Period, (i) to enter upon the Property to explore, evaluate and develop and mine the Projects including the Claims, and (ii) to acquire up to a 60% undivided interest in the Projects (the "Earn-In Right"), as follows:

(a)      INITIAL EARN-IN OPTION. The Optionee has acquired an initial 10% undivided interest in the Property (the "Initial Earn-In Option") through the payment of Seventy-Five Thousand Dollars ($75,000) (the "Initial Consideration"). Altair will own a 10% undivided interest in the Properties (the "Initial Ownership")

(b)   SUBSEQUENT EARN-IN OPTION. The Optionee may acquire an additional 50% interest in the Property by committing to expend an aggregate of One Million Three Hundred Thousand Six Hundred Forty-Eight Dollars (US$1,300,648) (the "Aggregate Work Obligation") in Exploration and Development Expenses as follows.

Optionor has agreed to amend the Earn in Option schedule required by Optionee to the following

1st Agreement Year (Commencing Calendar year 2021) –. Optionee satisfied the Annual Work Commitment of Thirty Nine Thousand, Nine Hundred and Sixty-Six ($39,966.00). Optionor has agreed such this Commitment has been satisfied.

2nd Agreement Year (Calendar year 2022) - Optionee will commit to an Annual Work Commitment of Fifty Thousand Dollars ($50,000). Upon satisfaction of the Annual Work Commitment, Altair will be issued an additional Five Percent (5%) additional interest, for a total ownership of Fifteen Percent (15%) of the Properties.

3rd Agreement Year (Calendar year 2023) - Optionee will commit to an Annual Work Commitment of Three Hundred Fifty Thousand Dollars ($350,000). Upon satisfaction of the Annual Work Commitment, Altair will be issued an additional Fifteen percent (15%) interest, for a total ownership of Thirty Percent (30%) of the Properties.

4th Agreement Year (Calendar year 2024) - Optionee will commit to an Annual work commitment of Nine Hundred Thousand Six Hundred Forty Eight Dollars ($ 900,648). Upon satisfactory of the Annual Work Commitment, Altair will be issued an additional Thirty Percent (30%) interest, for a total ownership of Sixty Percent (60%) of the Properties.

IN WITNESS WHEREOF, the parties have executed this Exploration Earn-In Agreement effective as of the date first set forth above.

[Signatures on next page.]

AMERICAN LITHIUM MINERALS, INC.

By:

--/s/ Barbara McIntyre Bauman-----------

Barbara Bauman, President

LITHIUM NOW, LLC

By:

---/s/-Leonard Lovallo----------------------

Leonard Lovallo

President